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                                                             EXHIBIT (H)(13)(B)

                  AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT
                                     Among
                      Oppenheimer Variable Account Funds,
                            OppenheimerFunds, Inc.
                                      and
                    American General Life Insurance Company

The participation agreement, dated as of December 1, 1999, by and among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc. and American General Life Insurance Company (the "Agreement") is hereby amended as follows:

    1. Schedule 2 and Schedule 3 of the Agreement are hereby deleted in their entirety and replaced with Schedule 2 and Schedule 3 attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective: December 1, 2008.

OPPENHEIMER VARIABLE ACCOUNT FUNDS

By:     ---------------------------
Name:   ---------------------------
Title:  ---------------------------

OPPENHEIMERFUNDS, INC.

By:     ---------------------------
Name:   ---------------------------
Title:  ---------------------------

AMERICAN GENERAL LIFE INSURANCE COMPANY   [Corporate Seal]

By:     ---------------------------       Attest:  -------------------------
Name:   ---------------------------       Name:    -------------------------
Title:  ---------------------------       Title:   -------------------------

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                                  SCHEDULE 2

Portfolios of Oppenheimer Variable Account Funds:

Oppenheimer High Income Fund/VA
Oppenheimer Balanced Fund/VA - Non-Service Shares
Oppenheimer Global Securities Fund/VA - Non-Service Shares

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                                  SCHEDULE 3

The One VUL Solution(SM) Variable Life Insurance
Policy Form No. 99615

AG Legacy Plus Variable Life Insurance
Policy Form No. 99616

AGL Platinum Investor II Variable Life Insurance
Policy Form No. 97610
Effective: May 1, 2003

AGL Platinum Investor III Variable Life Insurance
Policy Form No. 00600
Effective: May 1, 2003

AGL Platinum Investor Survivor Variable Life Insurance
Policy Form No. 99206
Effective: May 1, 2003

AGL Platinum Investor Survivor II Variable Life Insurance
Policy Form No. 01206
Effective: May 1, 2003

AGL Platinum Investor PLUS Variable Life Insurance
Policy Form No. 02600
Effective: May 1, 2003

AGL Platinum Investor FlexDirector Variable Life Insurance
Policy Form No. 03601
Effective: January 15, 2004

AGL Platinum Investor Immediate Variable Annuity
Policy Form No. 03017
Effective: January 15, 2004

AGL Corporate America Variable Life Insurance
Policy Form No. 99301
Effective: January 15, 2004

AGL Platinum Investor IV
Policy Form No. 04604
Effective: January 1, 2005

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AGL Platinum Investor VIP
Policy Form No. 05604
Effective: February 1, 2006

AIG Corporate Investor VUL
Policy Form No. 99301
Effective: August 31, 2007

AIG Income Advantage VUL
Policy Form No. 07704
Effective: October 1, 2007

AIG Protection Advantage VUL
Policy Form No. 07921
Effective: February 1, 2008

AIG Income Advantage Select
Policy Form No. 08704
Effective: September 15, 2008

Survivor Advantage(SM) VUL
Policy Form No. 08921
Effective: December 1, 2008

Corporate Investor Select(SM) VUL
Policy Form No. 08301
Effective: December 1, 2008

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